UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): July 14, 2008
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192

(State or other jurisdiction of	(Commission	(IRS employer
incorporation or organization)	File Number)	identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254

(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code (972) 490-9600
Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE
On July 14, 2008, Ashford Hospitality Trust, Inc. (the “Company”) announced the acquisition of a mezzanine loan participation secured by interest in 681 extended-stay hotels for $98.4 million. The investment is priced to yield approximately 23.9% based upon the purchase price discount to par and the forward LIBOR curve through the final maturity of the loan. Funding for the acquisition is being provided by ongoing asset sales. The press release is attached hereto as Exhibit 99.1.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(b) Exhibits
99.1	Press Release of the Company, dated July 14, 2008, announcing the acquisition of a 98.4 million 23.9% IRR high yield mezzanine loan

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 15, 2008

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ DAVID A. BROOKS

David A. Brooks
Chief Legal Officer